SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RETAIL OPPORTUNITY INVESTMENTS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0500600
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3 Manhattanville Road	10577
Purchase, New York	(Zip Code)
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-144871

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to
be Registered

Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

Warrants, exercisable for Common Stock at	The NASDAQ Stock Market LLC
an exercise price of $12.00 per share

Units, each consisting of one share of	The NASDAQ Stock Market LLC
Common Stock and one Warrant

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     The securities to be registered hereby are the common stock, par value $0.0001 per share (the "Common Stock"), the warrants, exercisable for Common Stock at an exercise price of $12.00 per share (the "Warrants"), and the units, each consisting of one share of Common Stock and one Warrant (the "Units"), of Retail Opportunity Investments Corp. (the "Company"). The Company was renamed Retail Opportunity Investments Corp. on October 20, 2009. The description of the Common Stock, the Warrants and the Units contained in the section entitled "Description of Securities" in the Prospectus included in the Company’s registration statement on Form S-1 (File No. 333-144871), as amended from time to time (the "Registration Statement"), and in the sections entitled "The Initial Charter Proposal," "The Secondary Charter Proposals" and "The Warrant Amendment Proposals" in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 5, 2009, as amended and supplemented from time to time, are hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Second Amended & Restated Certificate of Incorporation*
3.2	Second Certificate of Amendment to the Second Amended & Restated Certificate of Incorporation**
3.3	Third Certificate of Amendment to the Second Amended & Restated Certificate of Incorporation**
3.4	Fourth Certificate of Amendment to the Second Amended & Restated Certificate of Incorporation**
3.5	Amended and Restated By-Laws**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate**
4.4	Specimen Unit Certificate**
4.5	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
4.6	Supplement and Amendment to Warrant Agreement by and between Continental Stock Transfer & Trust Company and the Registrant **
_______________
*

Incorporated herein by reference to Amendment No. 1 to the Company’s registration statement on Form S-1, which was initially filed with the Securities and Exchange Commission on September 7, 2007 (File No. 333-144871).

**	Incorporated herein by reference to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2009 (File No. 001-33749).

[Remainder of page intentionally left blank.]

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Registrant)

Dated: November 2, 2009	By:	/s/ John B. Roche
John B. Roche
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended & Restated Certificate of Incorporation*
3.2	Second Certificate of Amendment to the Second Amended & Restated Certificate of Incorporation**
3.3	Third Certificate of Amendment to the Second Amended & Restated Certificate of Incorporation**
3.4	Fourth Certificate of Amendment to the Second Amended & Restated Certificate of Incorporation**
3.5	Amended and Restated By-Laws**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate**
4.4	Specimen Unit Certificate**
4.5	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
4.6	Supplement and Amendment to Warrant Agreement by and between Continental Stock Transfer & Trust Company and the Registrant **
_____________
*

Incorporated herein by reference to the Registrant’s Amendment No. 1 to the Company’s Registration Statement on Form S-1, which was initially filed with the Securities and Exchange Commission on September 7, 2007 (File No. 333-144871).

**	Incorporated herein by reference to the Registrant’s current report on Form 8-K filed on October 26, 2009 (File No. 001-33749).